Exhibit 24.1

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William M. Cook, Thomas R. VerHage or Norman C. Linnell, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Donaldson Company, Inc. pursuant to the Donaldson Company, Inc. 2010 Master Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 19th day of November, 2010, by the following persons:

Signature	Title

/s/ William M. Cook	President, Chief Executive Officer and Chairman
William M. Cook	(principal executive officer)

/s/ Thomas R. VerHage	Vice President and Chief Financial Officer
Thomas R. VerHage	(principal financial officer)

/s/ James F. Shaw	Controller
James F. Shaw	(principal accounting officer)

/s/ F. Guillaume Bastiaens	Director
F. Guillaume Bastiaens

/s/ Janet M. Dolan	Director
Janet M. Dolan

/s/ Jack W. Eugster	Director
Jack W. Eugster

/s/ John F. Grundhofer	Director
John F. Grundhofer

/s/ Michael J. Hoffman	Director
Michael J. Hoffman

/s/ Paul David Miller	Director
Paul David Miller

/s/ Jeffrey Noddle	Director
Jeffrey Noddle

/s/ Willard D. Oberton	Director
Willard D. Oberton

/s/ Ajita G. Rajendra	Director
Ajita G. Rajendra

/s/ John P. Wiehoff	Director
John P. Wiehoff